Contact:      Robin Cohan                                         Symbol:  TSIC
              Chief Financial Officer                             Traded:  Nasdaq National
              & Treasurer
              Tropical Sportswear Int'l Corporation
              Tel: (813) 249-4900
              Fax: (813) 881-0627

FOR IMMEDIATE RELEASE

Tropical Reports Fourth Quarter and Fiscal Year End Results

TAMPA, Florida,  January 13, 2004 -Tropical Sportswear Int'l Corporation (Nasdaq:  TSIC) announced today its fourth quarter and fiscal year-end results.

Net sales for the fourth  quarter of fiscal  2003 were $78.2  million as compared  with $117.0  million in the same period  last year.  The Company  incurred a net loss for the fourth  quarter of fiscal  2003 of $96.5  million,  or
$8.73 per diluted  share as compared  with net income of $1.3 million or $0.12 per diluted share in the same period last year.  The Company  incurred a gross margin loss for the fourth  quarter of fiscal 2003 of $11.9  million,  or
15.1% of net sales,  as  compared  with gross  margin of $31.4  million,  or 26.9% of net sales for the same period last year.  Gross margins were  negatively  impacted by  significantly  higher than normal levels of closeout sales and higher  levels of returns  and sales  allowances.  Additionally,  as the  market for excess  inventory  further
deteriorated   during  the  quarter,   the  required   reserve  for  remaining   excess   inventory  was  increased
significantly.  Selling,  general  and  administrative  expenses  for the fourth  quarter of fiscal 2003 were $22.2 million as compared with $24.4 million for the same period last year.

Results for the fourth quarter of fiscal 2003 were  negatively  impacted by a number of items including the sale of higher than normal  amounts of excess  inventory at reduced  prices,  significant  increases in reserves for excess inventory,  higher than  normal  levels of returns  and sales  allowances,  charges  related to the  impairment  of goodwill,  costs associated with disposing of the Company's  corporate  aircraft,  charges related to the reduction in value of the Company's recently constructed  administration  building,  severance costs for terminated executive employees,  and costs related to the closure of the Duck Head(R)retail outlet stores.  Other charges for the fourth quarter  of fiscal  2002  related  to the  consolidation  and  reorganization  of the  Company's  Savane  division, internally referred to as "Project Synergy".

Net sales for fiscal 2003 were $386.7  million as compared  with $463.9  million for fiscal 2002.  Gross margin for fiscal 2003 was $41.0 million,  or 10.6% of net sales, as compared with $128.4  million,  or 27.7% of net sales for fiscal 2002.  Selling,  general and  administrative  expenses for fiscal 2003 were $85.4 million,  as compared with
$97.2  million for fiscal  2002.  Charges  incurred in fiscal 2003  include the items noted  above,  and a non-cash valuation  allowance  against the Company's  U.S. net deferred tax assets,  offset in part by a gain on the sale of the Duck Head(R)trademarks,  and reductions in previous Project Synergy cost estimates.  As mentioned above, fiscal
2002 contained a charge related to Project Synergy.  The Company  incurred a net loss of $131.5 million,  or $11.90 per diluted  share in fiscal  2003,  as compared  with net income of $2.3  million,  or $0.26 per diluted  share in fiscal 2002.

Michael  Kagan,  CEO  commented,  "Fiscal  2003 has been a difficult  year.  We believe we have made strides in our ongoing  effort to reduce  inventories  from a high of $98.7 million at the end of June to $73.3 million at the end of  September.  This did not come without cost as inventory  was sold at heavily  discounted  prices.  We also made progress in reducing  our  selling,  general and  administrative  expenses by  approximately  $12 million in fiscal
2003."

Mr. Kagan  continued,  "We completed  several  transactions  during fiscal 2003. We sold the Duck Head(R)trademarks and closed the Duck Head(R)retail outlet stores,  and completed the transition of the Victorinox(R)apparel division to Swiss Army  Brands,  Inc.  We  terminated  the leases on two  corporate  aircraft,  and the lease on the El Paso administration  building.  In addition,  we decided not to occupy the new  administration  building and it is being marketed for sale."

On December 15, 2003,  the Company paid its  semi-annual  interest  payment of $5.5 million,  to the holders of its senior  subordinated  notes.  Subsequent to this  payment,  availability  on the Company's  revolver fell below $20 million  resulting in a violation of certain  financial  covenants.  On January 12, 2004,  the Company  amended its revolver,  reducing the amount of the Company's  maximum  borrowing  from $95 million to $70 million,  and amending certain of the  financial  covenants.  The amended  revolver  also  contains  higher rates of  interest.  While the
Company  believes that its operating  plans, if met, will be sufficient to assure  compliance with the terms of its amended revolver, there can be no assurances that the Company will remain in compliance through fiscal 2004.

The  Company's  most  current  releases  may  be  viewed  on  the  Worldwide  Web  at  the  Company's   website  at
www.tropicalsportswear.com.
--------------------------

On January 14, 2004 at 9:00 am (EDT),  the Company  will host a conference  call to discuss the fourth  quarter and fiscal  year end  results.  The  dial in  number  is  1-913-981-5571.  For  those  who  cannot  listen  to the live broadcast,  a replay will be available  for one week after the call. To listen to the replay,  call  1-719-457-0820 and enter pass code 507138.

The call will also be broadcast  live over the  Internet  via  www.viavid.com  or  www.tropicalsportswear.com.  For those who are  unavailable to listen to the live  broadcast,  a replay will be available  shortly after the call on the above web site for two weeks.

TSI is a designer,  producer and marketer of high-quality  branded and retailer  private  branded apparel  products that are sold to major  retailers  in all levels and  channels  of  distribution.  Primary  product  lines  feature casual and  dress-casual  pants,  shorts,  denim jeans,  and woven and knit shirts for men, women,  boys and girls.
Major  owned   brands  include  Savane(R),  Farah(R),  Flyers(TM),  The  Original  Khaki  Co.(R),  Bay  to  Bay(R),
Two Pepper(R), Royal Palm(R), Banana Joe(R), and Authentic Chino Casuals(R).  Licensed brands include Bill Blass(R)
and  Van  Heusen(R).   Retailer  national  private  brands that we produce include  Puritan(R),  Member's  Mark(R),
Sonoma(R),  Croft & Barrow(R),  St. John's Bay(R),  Roundtree  & Yorke(R),  Geoffrey Beene(R), Izod(R), and
White Stag(R). TSI distinguishes itself by providing major retailers with comprehensive  brand  management programs and uses advanced technology to provide retailers with customer,  product and market analyses,  apparel design, and merchandising  consulting and inventory  forecasting with a focus on return on investment.

This press  release  contains  forward-looking  statements,  which are  subject to the safe  harbor  created by the
Private  Securities   Litigation  Reform  Act  of  1995.   Management  cautions  that  these  statements  represent
projections  and  estimates of future  performance  and involve  certain  risks and  uncertainties.  The  Company's actual results could differ  materially from those anticipated in these  forward-looking  statements as a result of factors  including,  without  limitation,  negative effects  resulting from increased  inventory  levels,  negative effects  resulting from the sale of excess  inventory at reduced prices;  negative  effects from the termination of the  Victorinox(R)license  agreement and the transition of this business to Swiss Army Brands,  Inc.; the potential negative  effects of loan  agreement  covenant  violations,  should any occur;  the potential  negative  effects on existing  customer  relationships of selling the Duck Head(R)trademarks;  potential negative effects resulting from changes in  management;  potential  negative  effects  resulting  from the sale of the  administration  building in
Tampa;  potential  negative  effects  resulting from the shareholder  claims against the Company;  general economic conditions,  including but not necessarily  limited to, recession or other cyclical effects impacting our customers in the US or abroad,  changes in interest  rates or currency  exchange  rates;  potential  changes in demand in the retail market;  reduction in the level of the consumer  spending;  the  availability and price of raw materials and global  manufacturing  costs and  restrictions;  increases in costs;  the  continued  acceptance  of the  Company's existing and new products by its major  customers;  the financial  strength of the Company's major  customers;  the ability  of the  Company to  continue  to use and the  Company's  existing  and  prospective  customer's  continued
acceptance  of  certain licensed  trademarks  and tradenames, including Bill Blass(R), and Van Heusen(R);  business disruptions  and costs  arising  from acts of  terrorism or military  activities  around the globe;  and other risk factors  listed from time to time in the Company's  reports  (including  its Annual Report on Form 10-K) filed with the U.S.  Securities and Exchange  Commission.  In addition,  the estimated financial results for any period do not necessarily  indicate  the  results  that may be  expected  for any  future  period,  and the  Company  assumes  no obligation to update them.

                                          - FINANCIAL TABLES TO FOLLOW -

                                       Tropical Sportswear Int'l Corporation

                                  Condensed Consolidated Statements of Operations
                              (amounts in thousands except share and per share data)

                                                     Three Months Ended                        Year Ended
                                             ------------------------------------  ------------------------------------
                                              September 27,      September 28,      September 27,      September 28,
                                                   2003               2002               2003               2002
                                             -----------------  -----------------  -----------------  -----------------

Net sales                                             $78,225           $116,994           $386,723           $463,877
Cost of goods sold                                     90,076             85,544            345,725            335,470
                                             -----------------  -----------------  -----------------  -----------------
Gross profit                                         (11,851)             31,450             40,998            128,407
Selling, general and administrative
expenses                                               22,168             24,441             85,369             97,157
Other                                                  59,176              3,814             65,289             16,130
                                             -----------------  -----------------  -----------------  -----------------
Operating income (loss)                              (93,195)              3,195          (109,660)             15,120

Other expenses:
Interest, net                                           3,476              2,274             12,219             12,955
Other, net                                                479              (205)              (395)            (1,002)
                                             -----------------  -----------------  -----------------  -----------------
                                                        3,955              2,069             11,824             11,953

Income (loss) before income taxes                    (97,150)              1,126          (121,484)              3,167
Provision (benefit) for income taxes                    (642)                213              9,968              1,258
                                             -----------------  -----------------  -----------------  -----------------
Net income (loss) before extraordinary item          (96,508)                913          (131,452)              1,909
Extraordinary item - gain on negative
goodwill                                                   --                412                 --                412
                                             -----------------  -----------------  -----------------  -----------------
Net income (loss)                                   $(96,508)             $1,325         $(131,452)             $2,321
                                             =================  =================  =================  =================

Basic net income per share:
  Net income before extraordinary item                $(8.73)              $0.08           $(11.90)              $0.22
  Extraordinary item                                       --               0.04                 --               0.05
                                             -----------------  -----------------  -----------------  -----------------
  Net income per share                                $(8.73)              $0.12           $(11.90)              $0.27
                                             =================  =================  =================  =================
Weighted averages shares-Basic                     11,054,000         11,029,000         11,046,000          8,665,000

Diluted net income per share:
  Net income before extraordinary item                $(8.73)              $0.08           $(11.90)              $0.22
  Extraordinary item                                       --               0.04                 --               0.04
                                             -----------------  -----------------  -----------------  -----------------
  Net income per share                                $(8.73)              $0.12           $(11.90)              $0.26
                                             =================  =================  =================  =================
Weighted averages shares-Diluted                   11,054,000         11,126,000         11,046,000          8,857,000

                                       Tropical Sportswear Int'l Corporation
                                       Condensed Consolidated Balance Sheets
                                              (amounts in thousands)

                                                                             September 27,       September 28,
                                                                                  2003                2002
                                                                            -----------------   -----------------
                    ASSETS

          Current assets:
             Cash and marketable securities                                        $  4,485            $  39,384
             Accounts receivable                                                     64,355               91,009
             Inventories                                                             73,293               74,797
             Prepaid expenses and other current assets                               11,001               22,874
             Assets held for sale                                                     6,597                    -
                                                                            -----------------   -----------------
                         Total current assets                                       159,731              228,064

          Property & equipment, net                                                  34,902               48,473
          Intangible assets                                                          12,936               47,326
          Other assets                                                                6,710               12,345
                                                                            -----------------   -----------------
                         Total assets                                              $214,279             $336,208
                                                                            =================   =================

                    LIABILITIES AND SHAREHOLDERS' EQUITY

          Current liabilities
             Accounts payable and accrued expenses                                 $ 48,522             $ 60,599
             Revolving credit line                                                   25,685                    -
             Current portion of long-term debt and capital leases                     1,964                1,251
                                                                            -----------------   -----------------
                         Total current liabilities                                   76,171               61,850

          Long-term debt and capital leases                                         107,772              108,922
          Other non-current liabilities                                               7,585                9,064
                                                                            -----------------   -----------------
                          Total liabilities                                         191,528              179,836

          Shareholders' equity:
             Preferred stock                                                              -                    -
             Common stock                                                               111                  110
             Additional paid in capital                                              88,575               88,549
             Retained earnings (deficit)                                           (58,617)               72,835
             Accumulated other comprehensive loss                                   (7,318)              (5,122)
                                                                            -----------------   -----------------
                         Total shareholders' equity                                  22,751              156,372
                                                                            -----------------   -----------------

                         Total liabilities and shareholders' equity                $214,279             $336,208
                                                                            =================   =================